Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated January 15, 2021, relating to the financial statements of Primavera Capital Acquisition Corporation, appearing in Amendment No. 2 to the Registration Statement on Form S-1, File No. 333-251917.

/s/ WithumSmith+Brown, PC

New York, New York
January 21, 2021